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                 FIRST SOUTH AFRICA CORP., ACQUISITION SCHEDULE


                DATE        TOTAL           PAYMENT ON CLOSING          SECOND           THIRD               FOURTH PAYMENT
                ACQUIRED    PURCHASE                                    PAYMENT          PAYMENT
                            PRICE

Starpak         1/24/96     $838,545        167,709 shares              N/A              N/A                 N/A
L.S.            1/24/96     $1,900,905      380,181 shares              N/A              N/A                 N/A
Pressing
Europair        1/24/96     $1,029,206      80,000 shares               N/A              N/A                 N/A
                                            (= $400,000) and
                                            $629,206
Paper &         4/29/96     $380,000        $190,000                    $85,000 on       $85,000 on          N/A
Metal                                                                   10/29/96         04/29/97
Piemans         6/03/96     $9,200,000      331,579 shares              4X pre-tax       4X pre-tax          N/A
                            (approx.)       (= $1,658,000) and          profits for      profits for
                                            $3,656,000                  year ended       year ended
                                                                        February 28,     February 28,
                                                                        1997 X by a      1998 X by a
                                                                        factor of        factor of
                                                                        20% 62.5%        20%.  62.5%
                                                                        cash and         cash and
                                                                        37.5% stock      37.5% stock
Astoria         7/01/96     $4,400,000      $1,300,000                  $1.55            4X pre-tax          4X pre-tax
                            (approx.)       186,000 FSAH Class B        million cash     profits for         profits for year
                                            Shares ($930,000, at                         year ended          ended June 30,
                                            price of $5.00 a share)                      June 30, 1998       1999 X by a
                                                                                         X by a factor       factor of 25%.
                                                                                         of 25%.  10%        100% shares,
                                                                                         cash and 90%        minus the lesser
                                                                                         shares              of the second and
                                                                                                             third installment

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             FIRST SOUTH AFRICA CORP., ACQUISITION SCHEDULE(Page 2)

                DATE        TOTAL           PAYMENT ON CLOSING          SECOND           THIRD               FOURTH PAYMENT
                ACQUIRED    PURCHASE                                    PAYMENT          PAYMENT
                            PRICE

First Strut     7/01/96     $600,000        19,230 shares               $100,000 if      $125,000 if         $145,000 if pre-
                            (approx.)       (= $96,000) and             pre-tax          pre-tax             tax profits for
                                            $170,000                    profits for      profits for         year ended June
                                                                        eight months     year ended          30, 1999 is
                                                                        ended June       June 30, 1998       greater than
                                                                        30, 1997 is      is greater than     $320,000
                                                                        greater than     $190,000
                                                                        $81,000
Alfapac         11/10/96    $300,000        $300,000 to settle all      N/A              N/A                 N/A
                            (approx.)       creditor claims
Seemanns        11/1/96     $5,300,000      258,065 shares              5.5X pre-tax     4X pre-tax          N/A
                            (approx.)       (= $1,333,000) and          profits for      profits for
                                            $1,900,000                  the eight        year ended
                                                                        months           June 30, 1998
                                                                        ended June       X by a factor
                                                                        30, 1997 X       of 20%.  60%
                                                                        by a factor      cash and 40%
                                                                        of 20%.          shares
                                                                        60% cash
                                                                        and 40%
                                                                        shares
Gull Foods      1/1/97      $9,000,000      $3,110,000 and              4X pre-tax       4X pre-tax          4X pre-tax
                            (approx.)       245,000 shares (=           profits for      profits for         profits for year
                                            $1,347,500).                year ended       year ended          ended June 30,
                                            $890,000 (approx.) by       June 30,         June 30, 1999       2000 X by a
                                            September 30, 1997          1998 X by a      X by a factor       factor of 16%.
                                                                        factor of        of 16%.  50%        50% cash and
                                                                        16%.  50%        cash and 50%        50% shares
                                                                        cash and         shares
                                                                        50% shares


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             FIRST SOUTH AFRICA CORP., ACQUISITION SCHEDULE(Page 3)


                DATE        TOTAL           PAYMENT ON CLOSING          SECOND           THIRD               FOURTH PAYMENT
                ACQUIRED    PURCHASE                                    PAYMENT          PAYMENT
                            PRICE

Pakmatic        4/1/97      $1,228,000      $962,000                    $88,666          $88,666             $88,666
                            (approx.)
Fifers          7/1/97*     $2.1            $1.6 million in cash and    $106,000         $106,000            $106,000
Bakery*                     million         26,000 shares (=            escalated if     escalated if        escalated if
                            includes        $220,000)                   profits          profits exceed      profits exceed
                            assumption                                  exceed           certain goals       certain goals
                            of                                          certain goals
                            $425,000
                            debt
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*    Subject to a Letter of Intent.  Acquisition has not been  consummated as of
     September 26, 1997.